UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
August 15, 2007
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On August 15, 2007, Ecology Coatings, Inc. ("Ecology Coatings"), appointed Richard D. Stromback to the position of Chief Executive Officer, effective as of August 15, 2007. Mr. Stromback will continue to serve as Chairman of the Board of Directors. Mr. Stromback succeeds F. Thomas Krotine as Chief Executive Officer who will continue to serve as an employee of Ecology Coatings. Mr. Krotine will assume the role of Chief Operating Officer and will continue to serve as President. In addition, Mr. Krotine will remain a member of the Board of Directors of Ecology Coatings.
Mr. Stromback, age 38, previously served as the President and Chief Executive Officer of Ecology Coatings from December 2003 until November 2006. Mr. Stromback has also served as Chairman of the Board of Directors since December 2003.
Mr. Krotine, age 66, served as Chief Executive Officer and President of Ecology Coatings since November, 2006. Mr. Krotine has also served as a member of the Board of Directors of Ecology Coatings since November 2006.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit
Number	Description
99.1	Text of press release issued by Ecology Coatings, Inc., dated August 15, 2007, titled “Ecology Coatings Names Richard Stromback as CEO.”

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, Ecology Coatings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereto
Date: August 15, 2007

ECOLOGY COATINGS, INC., A Nevada corporation
/s/ Adam S. Tracy, Esq.
By: Adam S. Tracy
Title:	Vice President, General
Counsel & Secretary

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